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Exhibit 5.1

GRIPPO & ELDEN
Suite 3600
227 West Monroe Street
Chicago, Illinois 60606
(312) 704-7700

FAX: (312) 558-1195 (312) 263-7356	To Call Writer Direct (312) 704-7720 tgrippo@grippoelden.com

June 2, 2003

Photogen Technologies, Inc.
140 Union Square Drive
New Hope, PA 18938

    Re:
    Photogen Technologies, Inc.
    Registration Statement on Form S-1

Gentlemen:

        As counsel to Photogen Technologies, Inc., a Nevada corporation (the "Company"), we are familiar with the corporate proceedings of the Company relating to, and have participated in the preparation and the filing by the Company of a Registration Statement, on Form S-1, as amended (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 390,556 shares of common stock of the Company, par value $.001 per share (the "Shares"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

        In connection with this opinion, we have examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement relating to the offering of the Securities, as initially filed with the Securities and Exchange Commission ( the "Commission") on April 23, 2003, under the Act and all amendments thereto; (ii) the Articles of Incorporation of the Company as currently in effect; (iii) the By-Laws of the Company as currently in effect; and (iv) certain resolutions adopted by the Board of Directors of the Company relating to, among other things, the Shares covered by the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other agreements, documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          Based upon and subject to the foregoing, we advise you that in our opinion:

          A.    The Company is a corporation duly organized and validly existing under and by virtue of the laws of the State of Nevada and has adequate corporate powers to own and operate its property and to transact the business in which it is engaged.

          B.    The shares being registered for sale by the Company as described in the Registration Statement (as amended) will be legally issued, fully paid and non-assessable when issued, sold and delivered in conformity with and for the consideration stated in (i) the Settlement Agreement and Mutual Release of Claims dated as of June 13, 2002 between the Company and Dr. Gerald L. Wolf as amended by the terms of the Agreement to Modify Settlement Agreement and Certain Ancillary Agreements dated as of February 28, 2003 between the Company and Dr. Wolf, and the Amended and Restated Non-Qualified Stock Option Agreements each dated as of February 28, 2003, and (ii) the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto.

        We express no opinion as to matters of law in jurisdictions other than the State of Illinois, the federal law of the United States, and the corporate law of the State of Nevada.

        We hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

Very truly yours,
Theodore W. Grippo

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  Exhibit 5.1